                                        Exhibit 99.1
                 News

For Immediate Release                                                                                                                       Contact:
November 17, 2010                                                                                                                                      Rick Honey
                                        (212) 878-1831

MINERALS TECHNOLOGIES INC. DECLARES QUARTERLY DIVIDEND
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NEW YORK, November 17—Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the company’s common stock. The dividend is payable on December 16, 2010 to stockholders of record on December 1, 2010.
Minerals Technologies Inc. is a global resource- and technology-based growth company that develops produces and markets the highest quality performance-enhancing minerals and related products, systems and services. MTI serves the paper, steel, polymer and other manufacturing industries. The company reported sales of $907.3 million in 2009.
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For further information about Minerals Technologies Inc. look on the internet at http://www.mineralstech.com/